Exhibit 10.1

AMENDMENT TO THE MANAGEMENT AGREEMENT

This AMENDMENT, dated as of the 1st day of August 2015 to the MANAGEMENT AGREEMENT made as of the 29th day of April 2011 (the “Management Agreement”), among CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF”), TACTICAL DIVERSIFIED FUTURES FUND L.P., a New York limited partnership (the “Partnership”) and ALTIS PARTNERS (JERSEY) LIMITED, a States of Jersey, Channel Islands corporation (the “Advisor” or “Altis”, and together with CMF and the Partnership, the “Parties”).  Capitalized terms not defined herein have the meaning ascribed to such terms in the Management Agreement.

W I T N E S S E T H:

WHEREAS, the assets of the Partnership allocated to the Advisor are traded through CMF Altis Partners Master Fund L.P., of which CMF is the general partner and Altis is the Advisor; and

WHEREAS, effective August 1, 2015, the Advisor’s monthly fee for professional management services is being reduced to 1/12 of 1.25% (1.25% per year); and

WHEREAS, the Parties wish to amend the Management Agreement to reflect this change.

NOW, THEREFORE, the Parties agree as follows:

1.    The text of Section 3(a) of the Management Agreement shall be deleted in its entirety and replaced by the following:

“In consideration of and as compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall pay the Advisor (i) an incentive fee payable as of the end of each calendar quarter equal to 20% of New Trading Profits (as such term is defined below) earned by the Advisor for the Partnership and (ii) a monthly fee for professional management services equal to 1/12 of 1.25% (1.25% per year) of the month-end Net Assets of the Partnership allocated to the Advisor.”

2.    The foregoing amendment shall take effect as of the 1st day of August 2015.

3.    In all other respects the Management Agreement remains unchanged and of full force and effect.

4.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute the same agreement.

5.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, this Amendment to the Management Agreement has been executed for and on behalf of the undersigned as of the date and year first written above.

CERES MANAGED FUTURES LLC

By: /s/ Patrick Egan
Patrick Egan
President and Director

TACTICAL DIVERSIFIED FUTURES FUND L.P.

By: Ceres Managed Futures LLC
Its General Partner

By: /s/ Patrick Egan
Patrick Egan
President and Director

ALTIS PARTNERS (JERSEY) LIMITED

By: /s/ Natasha Reeve-Gray
Name: N. Reeve-Gray
Title: Principal

By: /s/ Alex Brennin
Name: Alex Brennin
Title: Principal